UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

The Coca-Cola Company

(Exact name of registrant as specified in its charter)

Delaware	58-0628465
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Coca-Cola Plaza
Atlanta, Georgia	30313
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
3.375% Notes due 2037	New York Stock Exchange
3.750% Notes due 2053	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-268053

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1: Description of Registrant’s Securities to be Registered

The title of the securities to be registered hereunder are “3.375% Notes due 2037” and “3.750% Notes due 2053.” For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of Notes” in the prospectus supplement dated August 8, 2024, which was filed with the Securities and Exchange Commission (the “Commission”) on August 9, 2024 pursuant to Rule 424(b) under the Securities Act of 1933, and under the heading “Description of Debt Securities” in the prospectus dated October 28, 2022, contained in the registrant’s effective registration statement on Form S-3 (Registration No. 333-268053), which registration statement was filed with the Commission on October 28, 2022, which information is incorporated herein by reference and made part of this registration statement in its entirety.

Item 2: Exhibits

Exhibit 4.1	Amended and Restated Indenture, dated as of April 26, 1988, between The Coca-Cola Company (the “Company”) and Deutsche Bank Trust Company Americas, as successor to Bankers Trust Company, as trustee — incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-3 (Registration No. 33-50743) filed on October 25, 1993.

Exhibit 4.2	First Supplemental Indenture, dated as of February 24, 1992, to Amended and Restated Indenture, dated as of April 26, 1988, between the Company and Deutsche Bank Trust Company Americas, as successor to Bankers Trust Company, as trustee — incorporated herein by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-3 (Registration No. 33-50743) filed on October 25, 1993.

Exhibit 4.3	Second Supplemental Indenture, dated as of November 1, 2007, to Amended and Restated Indenture, dated as of April 26, 1988, as amended, between the Company and Deutsche Bank Trust Company Americas, as successor to Bankers Trust Company, as trustee — incorporated herein by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K filed on March 5, 2009.

Exhibit 4.4	Form of Note for 3.375% Notes due 2037 — incorporated herein by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K filed on August 15, 2024.

Exhibit 4.5	Form of Note for 3.750% Notes due 2053 — incorporated herein by reference to Exhibit 4.5 of the Company’s Current Report on Form 8-K filed on August 15, 2024.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: August 15, 2024

The Coca-Coca Company
(Registrant)

	By:	/s/ Erin May
	Name:	Erin May
	Title:	Senior Vice President, Controller and Chief Accounting Officer